Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi sur les sociétés commerciales canadiennes

GRANDAD RESOURCES LIMITED

Name of Corporation — Dénomination de la société

026594-2

Number — Numéro

I hereby certify that the Articles of the above-mentioned Corporation were amended

Je certifie par les présentes que les statuts de la société mentionnée ci-haut ont été modifiés

- [ ] (a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice; — (a) en vertu de l'article 13 de la Loi sur les sociétés commerciales canadiennes conformément à l'avis ci-joint;
- [ ] (b) under Section 27 of the Canada Business Corporations Act as set out in the attached Articles of Amendment designating a series of shares; — (b) en vertu de l'article 27 de la Loi sur les sociétés commerciales canadiennes tel qu'indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;
- [X] (c) under Section 171 of the Canada Business Corporations Act as set out in the attached Articles of Amendment; — (c) en vertu de l'article 171 de la Loi sur les sociétés commerciales canadiennes tel qu'indiqué dans les clauses modificatrices ci-jointes;
- [ ] (d) under Section 185 of the Canada Business Corporations Act as set out in the attached Articles of Reorganization; — (d) en vertu de l'article 185 de la Loi sur les sociétés commerciales canadiennes tel qu'indiqué dans les clauses de réorganisation ci-jointes;
- [ ] (e) under Section 185.1 of the Canada Business Corporations Act as set out in the attached Articles of Arrangement. — (e) en vertu de l'article 185.1 de la Loi sur les sociétés commerciales canadiennes tel qu'indiqué dans les clauses d'arrangement ci-jointes.

Le Directeur

Frederick H. Sparling

Director

December 23, 1986
le 23 décembre 1986

Date of Amendment — Date de la modification

Canada

CANADA BUSINESS CORPORATIONS ACT FORM 4 ARTICLES OF AMENDMENT (SECTION 27 OR 171)	LOI SUR LES SOCIÉTÉS COMMERCIALES CANADIENNES FORMULE 4 CLAUSES MODIFICATRICES (ARTICLE 27 OU 171)
1 – Name of Corporation – Dénomination de la société GRANDAD RESOURCES LIMITED	2 – Corporation No. – Nº de la société 26594 - 2

3 – The articles of the above-named corporation are amended as follows:

Les statuts de la société ci-haut mentionnée sont modifiés de la façon suivante:

See Schedule "A" attached.

Date	Signature	Description of Office – Description du poste
December 23, 1986	[signature]	Robert H. Fasken, President and Director

FOR DEPARTMENTAL USE ONLY	À L'USAGE DU MINISTÈRE SEULEMENT
	Filed – Déposée JAN 22 1987

DYE & DURHAM CO. LIMITED (C.B.C.A. FORM 4)

Schedule "A"

The articles of the Corporation are amended to: delete the preferences, rights, conditions, restrictions, limitations and prohibitions attaching to the 5,000,000 unissued Class A special shares without nominal or par value of the Corporation; delete the preferences, rights, conditions, restrictions, limitations and prohibitions attaching to the 403,077 unissued Class B special shares without nominal or par value of the Corporation; change the 403,077 unissued Class B special shares without nominal or par value of the Corporation into 403,077 Class A special shares without nominal or par value; designate the 5,403,077 Class A preference shares as non-voting, convertible Class A preference shares without nominal or par value; and provide that the following rights, privileges, restrictions and conditions shall attach to the non-voting, convertible Class A preference shares without nominal or par value (the "Class A Shares"):

(1) the holders of the Class A Shares, as such, shall not be entitled (except as herein specifically provided) to receive notice of or to attend at any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting;

(2) the Class A Shares or any of them may, upon and subject to the terms and conditions hereinafter set forth, be converted at any time by the holder or holders thereof into fully paid common shares of the Corporation on the basis of one (1) common share for each Class A Share which the holder or holders may desire to convert. In order to exercise such right of conversion, such holder or holders shall deliver to the Secretary of the Corporation or to the Corporation's transfer agent and surrender the certificate respecting the Class A Shares which he desires to convert, together with a written notice exercising such right of conversion, which notice shall state the name or names in which he wishes the certificates for common shares to be issued and the address to which he wishes such certificates for common shares to be sent. He shall also pay any governmental or other tax imposed in respect of such transaction. The common shares issued by the Corporation in respect of such conversion shall be deemed to be fully paid and non-assessable;